EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit (the “Schedule 13D”), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed in one or more counterparts.

Date:    March 23, 2018

Cinema Aeropuerto, S.A. de C.V.

By: /s/ Joaquin Vargas Guajardo

Name: Joaquin Vargas Guajardo

Title: Attorney-in-fact

UTRERA, S.A.P.I. de C.V.

By: /s/ Joaquin Vargas Guajardo

Name: Joaquin Vargas Guajardo

Title: Attorney-in-fact

Grupo MVS, S.A. de C.V.

By: /s/ Joaquin Vargas Guajardo

Name: Joaquin Vargas Guajardo

Title: Attorney-in-fact

HSBC Trust Agreement Number 61549

By: HSBC Mexico, S.A., as Trustee

By: /s/ Jose Antonio Abad Garcia
Name: Jose Antonio Abad Garcia
Title: Legal Representative

SANTANDER Trust Agreement Number 2003914

By: BANCO SANTANDER (MEXICO), S.A. as Trustee

By: /s/ Jose Antonio Abad Garcia
Name: Jose Antonio Abad Garcia
Title: Legal Representative